                                                                   Exhibit 10.40

                           CHAMPION ENTERPRISES, INC.
                      CHANGE IN CONTROL SEVERANCE AGREEMENT

                  THIS AGREEMENT, dated as of July 11, 1997, is by and between Champion Enterprises, Inc. (the "Company") and Bobby Joe Williams, who is currently employed by the Company in the position of President East/Southeast Region (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Company believes that it is in the best interests of the Company and its Shareholders if the Executive is assured that he will receive appropriate financial protection in the event of a Change in Control (as defined in Section 4 below), thus ensuring that the Executive will have an incentive to perform valuable services for the Company and will not be distracted in the event of an actual or threatened Change in Control; and

                  WHEREAS, the Company believes that the assurance of appropriate financial protection to the Executive in the event of a Change in Control will encourage the Executive to remain in the employ of the Company through the transition period following a Change in Control, which is the best interests of the Company and its Shareholders; and

                  WHEREAS, the Executive is willing to provide dedicated services to the Company on the condition that he receives adequate assurance that he will receive appropriate financial protection in the event of a Change in Control;

                  NOW THEREFORE, in consideration of the premises and mutual covenants, the parties hereto agree as follows:

                                    AGREEMENT

                  1. OPERATION OF AGREEMENT. This Agreement sets forth the severance compensation that the Company shall pay the Executive if the Executive's employment with the Company terminates under one of the applicable provisions set forth herein following a Change in Control.

                  2. TERM OF THE AGREEMENT. This Agreement shall be effective upon its execution by both parties and shall terminate upon the first of the following events to occur: (a) five years from the date hereof if a Change in Control has not occurred within such five-year period; (b) the termination of the Executive's employment with the Company prior to a Change in Control except under the circumstances described in Section 6 hereunder; (c) the expiration of two years following a Change in Control (or two years following the later of one or more successive Changes in Control that occur within the two year period immediately following the initial Change in Control); (d) the termination of the Executive's employment with the Company following a Change in Control due to the Executive's death, Disability (as defined in Section 3(a) below) or Retirement (as defined in Section 3(b) below); (e) the termination of the Executive's employment by the Company for Cause (as defined in Section 3(c) below) following a Change in Control; or (f) termination of employment by the Executive for other than Good Reason (as defined in Section 5) following the date of a Change in Control. Unless the Agreement has first terminated under clauses (a) through (f) hereof, commencing on the fifth anniversary of the date of this Agreement, and each one-year anniversary thereafter, this Agreement shall be extended for one additional year, unless at least 30 days prior to each such anniversary, the Company notifies the Executive in writing that it will not extend the term of this Agreement.

                  3. DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (a)      "Disability" shall mean the Executive's
total and permanent disability

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                                                                   Exhibit 10.40

which prevents the Executive from performing the duties he was assigned immediately prior to the Change in Control for a continuous period exceeding 9 months. The termination of Disability shall be made by a medical board certified physician mutually acceptable to the Company and the Executive (or the Executive's legal representative, if one has been appointed), and if the parties cannot mutually agree to the selection of a physician, then each party shall select such a physician and the two physicians so selected shall select a third physician who shall make this determination.

                           (b)      "Retirement" shall mean retirement on or
after age 65.

                           (c)      "Cause" shall mean the Executive's willful
gross misconduct, willful and material breach of his duties or an act of fraud or dishonesty by the Executive that directly or indirectly results in material harm to the Company.

                  4. CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred upon the occurrence of any of the following events:

                           (a)      the acquisition of ownership by a person,
firm or corporation, or a group acting in concert, of 51%, or more, of the outstanding common stock of the Company in a single transaction or a series of related transactions within a one-year period;

                           (b)      a sale of all or substantially all of the
assets of the Company to any person, firm or corporation through a single transaction or multiple transactions; or

                           (c)      a merger, consolidation or similar
transaction between the Company and another entity if shareholders of the Company do not own a majority of the voting stock of the corporation surviving the transaction.

                  5. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. Subject to Sections 6 and 11(a) hereunder, the Executive shall be entitled to severance payments under this Agreement only if there has been a Change in Control and the Executive has incurred a Termination of Employment.

                           (a)      For purposes of this Agreement during the
two-year period following any Change in Control that occurs during the term of this Agreement, "Termination of Employment" shall be defined as:

                                    (i)      The Executive's involuntary
termination by the Company for any reason other than death, Disability, Retirement or Cause; or

                                    (ii)     The Executive's termination for
"Good Reason," defined as the occurrence of any of the following events without the Executive's written consent:

                                            (A)      Any reassignment of the
                  Executive to duties inconsistent with his position, title, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a change in the Executive's reporting responsibilities, including a change in the identity or the corporate position to which the Executive reports, or a change in title (except for a promotion) in effect immediately prior to the Change in Control;

                                            (B)      Any reduction in the
                  Executive's base salary in effect immediately prior to the Change in Control, or failure by the Company to continue any bonus, stock or incentive plans in effect immediately prior to the Change in Control (without the implementation of a comparable successor plan which provides the same benefits), or any removal of the Executive from participation in such aforementioned plans;

                                            (C)      The discontinuance or
                  reduction in benefits to the Executive of any qualified or non-qualified retirement or welfare plan maintained by the Company immediately

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                                                                   Exhibit 10.40

                  prior to the Change in Control, or the discontinuance of any fringe benefits or other perquisites which the Executive received immediately prior to the Change in Control:

                                            (D)      Required business
                  traveling by the Executive on a significantly more frequent basis and for significantly longer periods of time than the Executive was required to travel immediately prior to the Change in Control unless the increase in required business traveling is on account of the Executive's promotion;

                                            (E)      Any reassignment of the
                  Executive's duties that would require the Executive to relocate his primary residence; or

                                            (F)      The Company's breach of any
                  provision in this Agreement.

                           (b)      If the Executive believes that he is
entitled to a Termination of Employment for Good Reason as defined in subparagraph (a)(ii) above, he may apply in writing to the Company for confirmation of such entitlement prior to the Executive's actual separation from employment, by following the claims procedure set forth in Section 15 hereof. The submission of such a request by the Executive shall not constitute "Cause" for the Company to terminate the Executive as defined under Section 3(c) hereof. If the Executive's request for a Good Reason Termination of Employment is denied under both the request and appeal procedures set forth in paragraphs (b) and (c) of Section 15 hereof, then the parties shall use their best efforts to resolve the claim within 90 days after the claim is submitted to arbitration pursuant to
Section 15(d).

                  6. TERMINATION PRIOR TO CHANGE IN CONTROL. If within a period of 180 days prior to the first public announcement of a proposed Change in Control the Company terminates the employment of the Executive for reasons other than the Executive's death, Disability, Retirement or Cause, and a Change in Control event subsequently occurs, unless the Company establishes that the Executive's termination was not in connection with the Change in Control, the Executive's termination shall be deemed to have been in connection with the Change in Control, and the Executive shall be entitled to severance payments under this Agreement, to be paid in cash within 10 days following the Change in Control.

                  7.       SEVERANCE PAYMENT.

                           (a)      Upon satisfaction of the requirements set
forth in Sections 5, 6 and 11(a) hereof and with respect to any one or more Changes in Control that may occur during the term of this Agreement, the Executive shall be entitled to a cash severance benefit equal to not less than 18 months of the terminated Executive's then annual base salary, plus the unpaid prorated portion of his annual bonus (but excluding commissions and other nonrecurring cash compensation payments), to be determined at the discretion of the Board of Directors.

                           (b)      In addition to the cash payment described in
paragraph (a) above, upon satisfaction of the requirements set forth in Sections 5, 6 and 11(a) hereof, the Executive shall be entitled to continued participation in the Company's hospitalization, medical, life insurance and disability insurance programs until the earlier of the first anniversary of the Executive's termination of employment or the commencement of comparable coverage from another corporation or partnership.

                           (c)      The cash value of the severance benefits
provided in paragraphs (a) and (b) above, when aggregated with any other "golden parachute" amounts (defined under Section 280G of the Internal Revenue Code of 1986, as amended [the "Code"] as compensation that becomes payable or accelerated due to a Change in Control) payable under any other plans, agreements or policies of the Company, shall be reduced to the highest amount permissible under Sections 280G and 4999 of the Code before the Executive becomes subject to the excess parachute payment excise tax under Section 4999 of the Code and the Company loses all or part of its compensation deduction for such payments.

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                                                                   Exhibit 10.40

                  8. TIME OF PAYMENT. Subject to Sections 6 and 11(a) hereof, the Executive's severance benefit under Section 7(a) shall be paid in a lump sum cash payment within 10 days following the Executive's Termination of Employment, as defined in Section 5. Any payment made later than 10 days following the Executive's Termination of Employment (or applicable due dates under Sections 6 and 11(a) hereof) for whatever reason, shall include interest at the prime rate plus two percent, which shall begin accruing on the 10th day following the Executive's Termination of Employment (or applicable due dates under Sections 6 and 11(a) hereof). For purposes of this Section 8, "prime rate" shall be determined by reference to the prime rate established by Comerica Bank (or its successor), in effect from time to time commencing on the 10th day following the Executive's Termination of Employment (or applicable due dates under Sections 6 and 11(a) hereof).

                  9. NO MITIGATION OR DUTY TO SEEK REEMPLOYMENT. The Executive shall be under no duty or obligation to seek or accept other employment after Termination of Employment and, subject to Section 7(b) hereof, shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise.

                  10. TAX WITHHOLDINGS. The Company may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, or withholding is required for the non-cash payments provided in Section 7(b) hereof, the Company may require the Executive to promptly remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.

                  11.      BINDING EFFECT.

                           (a)      This Agreement shall be binding upon the
successors and assigns of the Company. The Company shall take whatever actions are necessary to ensure that any successor to its operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes the obligations under this Agreement and will cause such successor to evidence the assumption of such obligations in an agreement satisfactory to the Executive. Notwithstanding any other provisions in this Agreement, if the Company fails to obtain an agreement evidencing the assumption of the Company's obligations by any such successor, the Executive shall be entitled to immediate payment of the severance compensation provided under Section 7, irrespective of whether his employment has then terminated. For purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed to constitute the date of the Executive's Termination of Employment.

                           (b)      This Agreement shall be binding upon the
Executive and shall inure to the benefit of and be enforceable by his legal representative and heirs. However, the rights of the Executive under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered, except by operation of law.

                  12. AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

                  13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

                  14.      LIMITATIONS ON RIGHTS.

                           (a)      This Agreement shall not be deemed to create
a contract of employment between the Company and the Executive and shall create no right in the Executive to continue in the Company's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company, except as set forth herein. This Agreement shall not restrict the right of the Company to terminate the Executive, or restrict the right of the Executive to terminate his employment.

                           (b)      This Agreement shall not be construed to
exclude the Executive from participation in any other compensation or benefit programs in which he is specifically eligible to participate either prior to or

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                                                                   Exhibit 10.40

following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.

                           (c)      The rights of the Executive under this
Agreement shall be solely those of an unsecured general creditor of the Company.

                  15.      CLAIMS PROCEDURE.

                           (a)      The administrator for purposes of this
Agreement shall be the Company ("Administrator"), whose address is Champion Enterprises, Inc., 2701 University Drive, Suite 320, Auburn Hills, MI 48326 and whose telephone number is (248) 340-9090. The "Named Fiduciary" as defined in
Section 402(a)(2) of ERISA, also shall be the Company. The Company shall have the right to designate one or more Company employees as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Company shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

                           (b)      The Administrator shall make all
determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within 10 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of 10 days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

                           (c)      A claimant whose claim for benefits has been
wholly or partially denied by the Administrator may request, within 10 days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of his claim, and he may include a request for a hearing in person before the Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 10 days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than 20 days after receipt of such request.

                           (d)      A claimant who has followed the procedure in
paragraphs (b) and (c) of this section, but who has not obtained full relief on his claim for benefits, may, within 60 days following his receipt of the Administrator's written decision on review, apply in writing to the Administrator for binding arbitration of his claim before an arbitrator mutually acceptable to both parties, the arbitration to be held in Detroit, Michigan, in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three arbitrators, one of which shall be designated by the Company, one of which shall be designated by the claimant and the third of which shall be designated by the first two arbitrators in accordance with the commercial arbitration rules referenced above. The arbitrator(s) sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator(s) shall not change, add to, or subtract from, any of its provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator(s) shall be final and binding on the claimant and the Company without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived his right to commence litigation proceedings outside of arbitration without the express written consent of the Company.

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                                                                   Exhibit 10.40

                  16. LEGAL FEES AND EXPENSES. In the event any arbitration or litigation is brought to enforce any provision of this Agreement and the Executive prevails, then he shall be entitled to recover from the Company his reasonable costs and expenses of such arbitration or litigation, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings). If the Company prevails, then each party shall be responsible for its/his respective costs, expenses and attorneys fees, and the costs of arbitration shall be equally divided. In the event that it is determined that the Executive is entitled to compensation, legal fees and expenses hereunder, he also shall be entitled to interest thereon, payable to him at the prime rate of interest plus two percent. For purposes of this Section 16, "prime rate" shall be determined by the reference to the prime rate established by Comerica Bank as in effect from time to time during the period from the date such amounts should have been paid to the date of actual payment. For purposes of the determining the date when legal fees and expenses are payable, such amounts are not due until 30 days after notification to the Company of such amounts.

                  17. NONALIENATION OF BENEFITS. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

                  18. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Company's management and any exemptions under ERISA, as applicable to such an arrangement shall be applicable to this Agreement.

                  19. REPORTING AND DISCLOSURE. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

                  20. NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Company at the Company's then principal office, or to the Executive at the Executive's last address on file with the Company, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose of this Agreement in a notice given to the other parties in compliance with this
Section 20. Notices shall be deemed given when received.

                  21. MISCELLANEOUS/SEVERABILITY. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. To the extent that any provision or benefit under this Agreement is not deemed to be in accordance with any applicable law, ordinance, rule or regulation, the noncomplying provision shall be construed, or benefit limited, to the extent necessary to comply with all applicable laws, ordinances and regulations and any such provision or benefit shall not affect the validity of any other provision or benefit provided by this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

                  22. GOVERNING LAW. To the extent not preempted by Federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

                  23. ENTIRE AGREEMENT. This document represents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement and it may not be altered or amended except by an Agreement in writing.

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                                                                   Exhibit 10.40

                           IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the day and year first written above.

                                            CHAMPION ENTERPRISES, INC.

                                            By:      /s/ WALTER R. YOUNG
                                                     ---------------------------
                                                     Walter R. Young
                                                     Chairman of the Board of
                                                     Directors, President and
                                                     Chief Financial Officer

                                            By:      /s/ BOBBY JOE WILLIAMS
                                                     ---------------------------
                                                     Bobby Joe Williams

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